EXHIBIT 99

Minnesota Mining and Manufacturing Company and Subsidiaries

3M, as discussed in its January 17, 2001, press release of fourth-quarter 2000 results (excluding non-recurring items), has now issued additional financial information for the quarters and years 2000 and 1999 in this Form 8-K. This filing does not contain certain information that will be included in the company's 2000 Annual Report on Form 10-K, which will be published at a later date.

Reclassifications:
Certain amounts have been reclassified to conform with the current presentation. Research, development and related expenses have been reclassified from cost of sales and are now separately presented. Pursuant to FASB Emerging Issues Task Force Issue No. 00-10, Accounting for Shipping and Handling Fees and Costs, the company has also reclassified freight billed to customers from selling, general and administrative expenses to net sales, and has reclassified related freight costs from selling, general and administrative expenses to cost of sales.

Revenue Recognition:
During the fourth quarter of 2000, the company changed its revenue recognition policy. The company's previous policy stated that revenue is recognized upon shipment of goods to customers and upon performance of services. Essentially, the new policies recognize that the risks and rewards of ownership in many transactions do not substantively transfer to customers until the product has been delivered, regardless of whether or not legal title has transferred. In addition to this change in accounting that affects a substantial portion of its product sales, the company has revised aspects of its accounting for services provided in several of its smaller businesses. These new policies are consistent with the guidance contained in SEC Staff Accounting Bulletin No. 101. The effect of these changes in revenue recognition policies, as of January 1, 2000, has been reported as the cumulative effect of an accounting change in the fourth quarter of 2000. This change did not have a significant effect on previously reported 2000 quarters.

Non-recurring Items - Fourth Quarter:
The company had several significant non-recurring items in the fourth quarter of 2000 which reduced net income by $121 million, or $.30 per share. Cost of sales includes $90 million of expenses related to the company's previously announced intentions to phase-out perfluorooctanyl chemistry, the write down of certain corporate assets and acquisition related expenses. Other expense (income) - net includes a $16 million gain from the sale of securities. These items reduced operating income by $74 million and net income by $46 million. The cumulative effect of an accounting change related to revenue recognition, net of taxes, amounted to $75 million. Without these items, net income would have been $447 million, or $1.12 per share. The schedule that follows reconciles the impact of these non-recurring items on our consolidated statement of income.

Supplemental Unaudited Consolidated Statement of Income Information
(Millions, except per-share amounts)
                      Three months ended            Three months ended
                      December 31, 2000             December 31, 1999
                 Excluding                    Excluding
                      non-     Non-                non-      Non-
                 recurring recurring Reported recurring recurring  Reported
                     items    items     total     items     items     total
Operating
 income (loss)       $ 721   $ (74)    $ 647     $ 742     $  --      $ 742
Other expense           19      --        19        15        --         15
Income (loss) before
 income taxes,
 minority interest
 and cumulative
 effect of
 accounting change   $ 702   $ (74)    $ 628     $ 727     $  --      $ 727
Provision (benefit)
 for income taxes      232     (28)      204       256        --        256
Effective tax rate    33.1%             32.5%     35.2%                35.2%
Minority interest       23      --        23        27        --         27
Income (loss) before
 cumulative effect
 of accounting
 change              $ 447   $ (46)    $ 401     $ 444     $  --      $ 444
Cumulative effect
 of accounting
 change - net of tax    --     (75)      (75)       --        --         --
Net income (loss)    $ 447   $(121)    $ 326     $ 444     $  --      $ 444
 Per share-diluted   $1.12   $(.30)    $ .82     $1.10     $  --      $1.10


Non-recurring Items - Annual Period:
Non-recurring items during 2000 decreased net income by $90 million, or $.23 per share. Non-recurring items during 1999 increased net income by $52 million, or $.13 per share. The schedule that follows reconciles the impact of these non-recurring items on our consolidated statement of income.

Supplemental Unaudited Consolidated Statement of Income Information
(Millions, except per-share amounts)
                          Year ended                  Year ended
                       December 31, 2000          December 31, 1999
                 Excluding                    Excluding
                      non-     Non-                non-      Non-
                 recurring recurring Reported recurring recurring  Reported
                     items    items     total     items     items     total
Operating
 income (loss)      $3,081  $  (23)   $3,058    $2,856     $ 100     $2,956
Other expense           84      --        84        76       --          76
Income (loss) before
 income taxes,
 minority interest
 and cumulative
 effect of
 accounting change  $2,997  $  (23)   $2,974    $2,780     $ 100     $2,880
Provision (benefit)
 for income taxes    1,033      (8)    1,025       984        48      1,032
Effective tax rate    34.5%     --      34.5%     35.4%     47.8%      35.8%
Minority interest       92      --        92        85        --         85
Income (loss) before
 cumulative effect
 of accounting
 change             $1,872  $  (15)   $1,857    $1,711    $   52     $1,763
Cumulative effect
 of accounting
 change - net of tax    --     (75)      (75)       --        --         --
Net income (loss)   $1,872  $  (90)   $1,782    $1,711    $   52     $1,763
 Per share-diluted  $ 4.68  $ (.23)   $ 4.45    $ 4.21    $  .13     $ 4.34

      Minnesota Mining and Manufacturing Company and Subsidiaries
                    Consolidated Statement of Income
             (Amounts in millions, except per-share amounts)
                               (Unaudited)
                                      Three months              Year
                                          ended                ended
                                        December 31         December 31
                                      2000     1999       2000       1999
Net sales                            $4,136    $4,047    $16,724   $15,748
Operating expenses
  Cost of sales                       2,220     2,053      8,787     8,126
  Selling, general and
    administrative expenses           1,009       970      3,963     3,712
  Research, development and
    related expenses                    276       284      1,101     1,056
  Restructuring credit                   --        (2)        --       (28)
  Other expense (income)                (16)       --       (185)      (74)
         Total                        3,489     3,305     13,666    12,792

Operating income                        647       742      3,058     2,956

Other income and expense
  Interest expense                       30        26        111       109
  Interest income                       (11)      (11)       (27)      (33)
         Total                           19        15         84        76

Income before income taxes, minority
  interest and cumulative effect
  of accounting change                  628       727      2,974     2,880
Provision for income taxes              204       256      1,025     1,032
Minority interest                        23        27         92        85

Income before cumulative effect
  of accounting change                  401       444      1,857    1,763
Cumulative effect of
  accounting change                     (75)       --        (75)       --
Net income                           $  326    $  444    $ 1,782   $ 1,763

Weighted average common
  shares outstanding - basic           394.5    400.0      395.7     402.0
Earnings per share - basic
Income before cumulative effect      $  1.02   $ 1.11    $  4.69   $  4.39
Cumulative effect                       (.19)      --       (.19)       --
Net income                           $   .83   $ 1.11    $  4.50   $  4.39

Weighted average common
  shares outstanding - diluted         399.6    404.8      399.9     406.5
Earnings per share - diluted
Income before cumulative effect      $  1.00    $1.10    $  4.64   $  4.34
Cumulative effect                       (.18)      --       (.19)       --
Net income                           $   .82   $ 1.10    $  4.45   $  4.34

       Minnesota Mining and Manufacturing Company and Subsidiaries
                   Consolidated Statement of Income
             (Amounts in millions, except per-share amounts)
                              (Unaudited)
                               Three months ended     Nine months ended
                                  September 30           September 30
                                2000       1999        2000        1999
Net sales                      $4,270     $4,021     $12,588     $11,701

Operating expenses
  Cost of sales                 2,295      2,072       6,567       6,073
  Selling, general and
    administrative expenses     1,000        922       2,954       2,742
  Research, development and
    related expenses              275        262         825         772
  Restructuring credit             --        (26)         --         (26)
  Other expense (income)         (119)        30        (169)        (74)
         Total                  3,451      3,260      10,177       9,487

Operating income                  819        761       2,411       2,214

Other income and expense
  Interest expense                 29         26          81          83
  Interest income                  (4)        (7)        (16)        (22)
         Total                     25         19          65          61

Income before income taxes
  and minority interest           794        742       2,346       2,153

Provision for income taxes        274        260         821         776

Minority interest                  21         23          69          58

Net income                     $  499     $  459     $ 1,456     $ 1,319

Weighted average common
  shares outstanding - basic    395.1      402.1       396.1       402.5
Earnings per share - basic     $ 1.26     $ 1.14     $  3.67     $  3.28

Weighted average common
  shares outstanding - diluted  399.0      406.8       400.0       406.5
Earnings per share - diluted   $ 1.25     $ 1.13     $  3.64     $  3.25

        Minnesota Mining and Manufacturing Company and Subsidiaries
                    Consolidated Statement of Income
             (Amounts in millions, except per-share amounts)
                              (Unaudited)
                               Three months ended     Six months ended
                                     June 30               June 30
                                2000       1999        2000        1999
Net sales                      $4,243     $3,885      $8,318      $7,680

Operating expenses
  Cost of sales                 2,181      2,010       4,272       4,001
  Selling, general and
    administrative expenses       998        916       1,954       1,820
  Research, development and
    related expenses              287        259         550         510
  Other income - net               --       (104)        (50)       (104)
         Total                  3,466      3,081       6,726       6,227

Operating income                  777        804       1,592       1,453

Other income and expense
  Interest expense                 26         26          52          57
  Interest income                  (6)        (7)        (12)        (15)
         Total                     20         19          40          42

Income before income taxes
  and minority interest           757        785       1,552       1,411

Provision for income taxes        265        291         547         516

Minority interest                  22         18          48          35

Net income                     $  470     $  476      $  957      $  860

Weighted average common
  shares outstanding - basic    395.6      403.2       396.6       402.8
Earnings per share - basic     $ 1.19     $ 1.18      $ 2.41      $ 2.14

Weighted average common
  shares outstanding - diluted  399.2      407.4       400.5       406.5
Earnings per share - diluted   $ 1.18     $ 1.17      $ 2.39      $ 2.12

       Minnesota Mining and Manufacturing Company and Subsidiaries
                     Consolidated Statement of Income
             (Amounts in millions, except per-share amounts)
                              (Unaudited)
                                    Three months ended
                                          March 31
                                     2000       1999
     Net sales                      $4,075    $3,795

     Operating expenses
       Cost of sales                 2,091      1,991
       Selling, general and
          administrative expenses      956        904
       Research, development and
          related expenses             263        251
       Restructuring credit             --         --
       Other expense (income)          (50)        --
              Total                  3,260      3,146

     Operating income                  815        649

     Other income and expense
       Interest expense                 26         31
       Interest income                  (6)        (8)
              Total                     20         23

     Income before income taxes
       and minority interest           795        626

     Provision for income taxes        282        225

     Minority interest                  26         17

     Net income                     $  487     $  384

     Weighted average common
       shares outstanding - basic    397.7      402.3
     Earnings per share - basic     $ 1.22     $  .95

     Weighted average common
       shares outstanding - diluted  401.9      405.9
     Earnings per share - diluted   $ 1.21     $  .95

         Minnesota Mining and Manufacturing Company and Subsidiaries
                          Consolidated Balance Sheet
                            (Dollars in millions)
                                (Unaudited)
                                                 December 31,  December 31,
                                                      2000         1999
Assets

Current assets

  Cash and cash equivalents                          $   302       $   387

  Accounts receivable - net                            2,709         2,778

  Inventories                                          2,377         2,030

  Other current assets                                   873           871

     Total current assets                              6,261         6,066

Property, plant and equipment - net                    5,620         5,656

Investments and Other assets                           2,521         2,174

       Total                                         $14,402       $13,896

Liabilities and Stockholders' Equity

Current liabilities

  Short-term debt                                    $ 1,866       $ 1,130

  Other current liabilities                            2,771         2,689

  Total current liabilities                            4,637         3,819

Long-term debt                                           971         1,480

Other liabilities                                      2,260         2,308

Stockholders' equity - net                             6,534         6,289
   Shares outstanding
     Dec. 31, 2000: 396,085,348 shares
     Dec. 31, 1999: 398,710,817 shares

          Total                                      $14,402       $13,896

       Minnesota Mining and Manufacturing Company and Subsidiaries
                              (Unaudited)

Business Segments:
Net sales in prior periods have been reclassified to conform with the current presentation. In the first quarter of 2000, business segment operating income for 1999 was restated for minor amounts to be consistent with year 2000 management reporting practices. Certain costs previously included in Corporate and Unallocated were allocated to the individual business segments. 3M net sales and operating income by segment for 1999 and 2000 follow.

Business
Segment           Fourth Fourth  Third  Third Second Second  First  First
Information          Qtr    Qtr    Qtr    Qtr    Qtr    Qtr    Qtr    Qtr
(Millions)          2000   1999   2000   1999   2000   1999   2000   1999
Net sales
Industrial        $  847 $  869 $  887 $  855 $  876 $  840 $  915 $  845
Transportation,
 Graphics and Safety 840    821    892    827    912    807    874    779
Health Care          792    795    776    773    798    798    769    772
Consumer and Office  709    705    753    716    696    642    690    642
Electro and
 Communications      664    554    654    535    642    485    507    443
Specialty Material   274    291    299    306    310    299    314    298
Corporate and
 Unallocated          10     12      9      9      9     14      6     16
Total Company     $4,136 $4,047 $4,270 $4,021 $4,243 $3,885 $4,075 $3,795

Operating income
Industrial         $ 137  $ 156  $ 166  $ 154  $ 153  $ 154  $ 185  $ 148
Transportation,
 Graphics and Safety 167    172    194    184    213    171    209    148
Health Care          159    159    165    183    158    194    193    144
Consumer and Office   95     97    132    121    102     95    105     88
Electro and
 Communications       99    111    111    119    105     90     89     82
Specialty Material    (8)    20    (43)    50     57     60     51     55
Corporate and
 Unallocated          (2)    27     94    (50)   (11)    40    (17)   (16)
Total Company      $ 647  $ 742  $ 819  $ 761  $ 777  $ 804  $ 815  $ 649

Business
Segment                      Net sales             Operating income
Information              Year         Year          Year       Year
(Millions)               2000         1999          2000       1999
Industrial            $ 3,525       $ 3,409       $  641     $  612
Transportation,
 Graphics and Safety    3,518         3,234          783        675
Health Care             3,135         3,138          675        680
Consumer and Office     2,848         2,705          434        401
Electro and
 Communications         2,467         2,017          404        402
Specialty Material      1,197         1,194           57        185
Corporate and
 Unallocated               34            51           64          1
Total Company         $16,724       $15,748       $3,058     $2,956

Several non-recurring items impacted operating income by business segment. Fourth quarter 2000 operating income includes non-recurring costs of $90 million (included in cost of sales) and non-recurring gains of $16 million from the sale of equity securities (recorded in Corporate and Unallocated). Non-recurring costs in the fourth quarter of 2000 include $62 million of costs in the Speciality Material segment related to the company's phaseout of perflourooctanyl-based chemistry products, $20 million write-down of corporate and unallocated assets, and $8 million of expenses primarily related to acquisitions in the Electro and Communications segment. Third quarter 2000 operating income includes non-recurring costs of $118 million (included in cost of sales) and non-recurring gains of $119 million. Non-recurring items in the third quarter of 2000 include $106 million of costs in the Specialty Material segment relating to the company's phase out of perfluorooctanyl-based chemistry products. Remaining non-recurring items in the third quarter of 2000 were largely gains related to asset dispositions, principally the sale of available-for-sale equity securities, and are primarily recorded in Corporate and Unallocated. First quarter 2000 operating income includes a $50 million benefit relating to the termination of a product distribution agreement in the Health Care segment. Third quarter 1999 operating income includes a $43 million gain related to divestitures, mainly in the Health Care segment, and Corporate and Unallocated includes $73 million in litigation expense partially offset by a $26 million change in estimate that reduced the restructuring charge. Second quarter 1999 operating income includes gains on divestitures, net of an investment valuation adjustment, of $30 million in the Health Care segment and $74 million in Corporate and Unallocated.



Minnesota Mining and Manufacturing Company and Subsidiaries

RESULTS OF OPERATIONS
Fourth Quarter
The following discussion excludes the impact of non-recurring items in all periods.

Components of Sales Change
                Fourth Quarter 2000            Year 2000
               U.S.    Intl.    W.W.      U.S.    Intl.    W.W.
Volume           0%      16%    8.5%        5%      15%     10%
Price           (1)      (2)   (1.5)       (1)      (2)   (1.5)
Translation      -       (9)     (5)        -       (5)   (2.5)
 Total          (1)%      5%      2%        4%       8%      6%

Sales volume increased about 8.5 percent from the fourth quarter of 1999. Selling prices were down about 1.5 percent, mainly due to the carryover of reductions in our electronics business. Currency translation reduced worldwide sales by nearly 5 percent due to weakness in both the euro and the yen. Sales in dollars increased a little more than 2 percent from the year-earlier quarter.

Internationally, volume increased 16 percent on a nominal basis and 12 percent adjusted for acquisitions. This rate of growth was consistent with the third quarter. In Europe, volume increased 9 percent on an organic basis and 18 percent including acquisitions. In the Asia Pacific area, volume increased 18 percent, with strong growth in both Japan and the Asia region.

With respect to performance by business segment internationally, all six business segments posted volume gains, with growth particularly strong in the Electro and Communications markets and the Transportation, Graphics and Safety markets.

International volume gains were significantly offset by the stronger dollar. Currency reduced international sales by over 9 percent. Translation was negative by nearly 13 percent in Europe and by 7 percent in the Asia Pacific area.

In the United States, volume was basically unchanged from the year-earlier quarter. The company saw U.S. volume increases in the Electro and Communications, Consumer and Office, and Health Care businesses. Unit sales declined in 3M's more economically sensitive businesses, including tapes and abrasives, automotive products, fleet graphics and respiratory protection products. The Specialty Material business also experienced a decline in U.S. volume, impacted by the phase-out of its perfluorooctanyl-based chemistry products.

Cost of sales, after adjusting for the reclassifications previously discussed, were 51.5 percent of sales, up from 50.7 percent of sales in the fourth quarter of 1999. Gross margins were negatively affected by flat U.S. volume, negative currency, higher raw material costs and acquisition effects.

Selling, general and administrative expenses were 24.4 percent of sales, after adjusting for the reclassifications previously discussed, up from 24.0 percent in the year-earlier quarter. Adjustments in several areas of 3M's discretionary spending were not timely enough to compensate for the dramatic slowing in the U.S. economy. 3M is aggressively addressing this area in 2001.

Selling, general and administrative expenses were also impacted by greater advertising and promotional activity in the consumer and office business, and by increased investments to support new 3M pharmaceutical products.

Overall, operating income was 17.4 percent of sales, down nearly one point from the year-earlier quarter.

Other income and expense was $4 million dollars higher than in the comparable quarter and the tax rate was 33.1 percent, bringing the rate for the full year to 34.5 percent. We expect 3M's tax rate to continue at this level in 2001.

The net profit margin for the quarter was 10.8 percent. Earnings for the quarter were $1.12 per share, up about 2 percent from the fourth quarter of 1999. Currency effects reduced earnings for the quarter by 5 cents a share.

FUTURE OUTLOOK
The following discussion excludes the impact of non-recurring items.

While fourth quarter earnings were up only slightly, 2000 was a very good year for 3M. 3M increased earnings per share 11 percent, and volume more than 10 percent.

3M is developing an action plan to achieve at least 10 percent earnings growth in an environment of slower economic growth, and assuming that currency effects continue at the current or slightly more negative levels.

3M is moving forward with a more conservative set of growth assumptions for the year, while maintaining our growth objectives over the longer term. This more conservative plan assumes organic volume growth of about 6 percent with another 2.5 to 3 percentage points of growth provided by acquisitions. 3M expects pricing to be down about 1 percent. Currency, for planning purposes, would reduce our worldwide sales by about 3 percent.

3M's action plan to meet earnings targets under these circumstances is straightforward - to size costs to achieve its earnings target while clearly anticipating significantly lower 2001 sales growth than originally anticipated.

3M has in place strict cost controls to hold selling, general and administrative expenses flat compared with the first quarter of 2000. This represents a running rate improvement of $50 million or 5 percent compared with the fourth quarter of 2000.

3M expects mid-single-digit growth in first-quarter 2001 earnings as these accelerated cost-reduction efforts begin to take effect. 3M will aggressively address selling, general and administrative expenses for the balance of the year with follow through on cost controls and initial traction from several longer-term programs that are in the initial stages of implementation.

These include:
* An initiative to more effectively prioritize 3M's significant R&D commercialization investments across all businesses to further strengthen returns.
* Adoption and concentration of Six Sigma across the company - one way of doing business across all of 3M that will particularly help direct costs and cash.
* E-Productivity - taking full advantage of web-based IT systems investments to increase productivity.
* Leveraging the critical mass of 3M to achieve significant savings in sourcing and procurement.

Aggressive and sustained implementation of these additional initiatives over time will help ensure that 3M consistently meets its financial objectives, while simultaneously funding 3M's existing growth initiatives such as: re-deploying resources into higher growth areas; selective and targeted acquisitions; and driving global market penetration to its full potential. These growth initiatives, already in place, should gain momentum as economic conditions improve.

3M's  future  prospects  are enhanced by the fundamental  strengths  of  the company: A strong portfolio; leading market positions; an efficient and increasingly competitive infrastructure; unequalled international capabilities; and an underlying emphasis on innovation, creation and new product generation. 3M will continue to convert these strengths into market success and accelerated earnings growth.

All of these elements - combined with an enhanced level of accountability across the entire organization - provides confidence that 3M will meet its short- and long-term expectations.

FORWARD-LOOKING STATEMENTS
This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by their use of words like "plan," "expect," "aim," "believe," "project," "anticipate," "intend," "estimate," "will," "should," "could" and other expressions that indicate future events and trends. All statements that address expectations or projections about the future, including statements about the company's strategy for growth, product development, market position, expenditures and financial results are forward-looking statements.

Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual future results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors, including but not limited to the following:

* The effects of, and changes in, worldwide economic conditions - The company operates in more than 60 countries and derives more than half of its revenues from sales outside the United States. 3M's business may be affected by factors in other countries that are outside its control, such as downturns in economic activity in a specific country or region, the economic difficulties that occurred in Asia in 1998 as an example; social, political or labor conditions in a specific country or region; or potential adverse foreign tax consequences.

* Foreign currency exchange rates and fluctuations in those rates - Because 3M derives more than half its revenues from sales outside the United States, its ability to realize projected growth rates in sales and net earnings and results of operations could be adversely affected if the United States dollar strengthens significantly against foreign currencies.

* The timing and market acceptance of 3M's new product offerings - 3M's growth objectives are largely dependent on its ability to renew its pipeline of new products and to bring those products to market. This ability may be adversely affected by difficulties or delays in product development, such as the inability to: identify viable new products; successfully complete clinical trials and obtain regulatory approvals; obtain adequate intellectual property protection; or gain market acceptance of new products.

* Raw materials, including shortages and increases in the costs of key raw materials.

* Acquisitions, divestitures and strategic alliances - As part of 3M's strategy for growth, the company has made and may continue to make acquisitions, divestitures and strategic alliances. However, there can be no assurance that these will be completed or beneficial to the company.

*    Legal proceedings.